Exhibit 5.1

November 19, 2021

Board of Directors

Shineco, Inc.

Room 3310, North Tower, Zhengda Center

No. 20, Jinhe East Road, Chaoyang District

People’s Republic of China 100020

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented Shineco, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of up to $100,000,000 of any combination of (i) common stock, par value $0.001 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below) (“Warrants”), (v) units comprised of Common Stock, Preferred Stock, Debt Securities, Warrants and other securities in any combination (“Units”), or (vi) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Rights are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants, Units and Rights) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined the Registration Statement, as well as the original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below, including without limitation the Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated Bylaws of the Company (the “Bylaws”) and certain resolutions of the Board of Directors of the Company. In such examination, we have assumed the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the completeness and authenticity of the originals of such copies, and the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in such documents.

Shineco, Inc.

November 19, 2021

The opinions set forth below are limited to the laws of the State of New York, and the federal laws of the United States of America, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antifraud laws, rules or regulations. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, relied upon such opinion.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that: (a) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit or Right), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Charter, (b) with respect to each Authorization (as defined below) and each other action taken by the Company, such Authorization or other action is taken in accordance with all applicable law and with the Charter and the Bylaws of the Company, in each case as in effect at the time such Authorization or other action is taken, (c) the Company has the legal power and authority to execute, deliver and perform its obligations under the Securities, (d) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder, (e) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the commission, (f) all Securities will be issued in compliance with applicable federal and state securities laws, and (g) the Company is and will remain duly organized, validly existing and in good standing under Delaware law.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

● with respect to any of the Securities, (a) the due authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the due issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

● with respect to Preferred Stock, (a) the due establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the due execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;

● with respect to Debt Securities, (a) the due authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the due execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

Shineco, Inc.

November 19, 2021

● with respect to Warrants, Units or Rights, (a) the due authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the due execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Upon the Future Authorization and Issuance of Rights, such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion concerning the enforceability of: (i) any waiver of rights or defenses with respect to stay, extension or usury laws; or (ii) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to adviser you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ PRYOR CASHMAN LLP